As filed with the Securities and Exchange Commission on July 6, 1998

                                                     Registration No. 333-49689


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1
                                    ON
                                 FORM S-8
                                    TO
                     REGISTRATION STATEMENT ON FORM S-4
                      Under the Securities Act of 1933

                            F.N.B. CORPORATION
            (Exact name of registrant as specified in its charter)


PENNSYLVANIA                                                  25-1255406
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

ONE F.N.B. BOULEVARD
HERMITAGE, PA                                                     16148
(Address of Principal                                          (zip code)
Executive Offices)


                            SEMINOLE BANK, INC.
                       MANAGEMENT STOCK OPTION PLAN
                          (Full Title of Plans)
                          _____________________

                             PETER MORTENSEN
                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            F.N.B. CORPORATION
                           ONE F.N.B. BOULEVARD
                           HERMITAGE, PA  16148
                  (Name and address of agent for service)

                              (724) 981-6000
         (Telephone number, including area code, of agent for service)
                           ___________________


               This Post-Effective Amendment No. 1 covers shares of the Registrant's Common Stock originally registered on the Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such shares of Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating thereto.

                                    PART I

               INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
               ----------------------------------------------------

          The documents constituting a Prospectus ("Prospectus") with respect to this Post-Effective Amendment No.1 on Form S-8 to the Registration Statement on Form S-4 of F.N.B. Corporation ("FNB" or the "Corporation") are kept on file at the offices of the Corporation in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act").
The Corporation will provide without charge to participants in the Seminole Bank, Inc. Management Stock Option Plan on the written or oral request of any such person, a copy of any or all of the documents constituting a prospectus. Written requests for such copies should be directed to John D. Waters, Principal Financial and Accounting Officer, F.N.B. Corporation,
One F.N.B. Boulevard, Hermitage, Pennsylvania   16148.  Telephone requests
may be directed to (724) 981-6000.

                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
             --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Corporation with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         1. FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         2. FNB's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         3. The Corporation's Current Reports of Form 8-K filed February 13, 1998, April 3, 1998, and July 6, 1998, which included consolidated financial statements and supplemental consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 with Reports of Independent Auditors and Management's Discussion and Analysis.

         4. FNB's definitive Proxy Statement filed with the Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), in connection with the Annual Meeting of Shareholders of FNB held on April 29, 1998; and

         5. The description of FNB's Common Stock, par value $2.00 per share (the "Common Stock"), contained in FNB's Registration Statement filed under Section 12 of the Exchange Act, including all amendments and reports updating such description.

         All documents subsequently filed by FNB with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration and shall be deemed to be a part of this Registration Statement from the date of the filing of such document.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The consolidated financial statements of FNB at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included in FNB's current report on Form 8-K dated April 3, 1998, and incorporated herein by reference, which is based in part on the reports of Hill, Barth & King, Inc. independent auditors who audited Southwest Banks, Inc., and PricewaterhouseCoopers LLP, independent auditors who audited West Coast Bancorp, Inc.

           The supplemental consolidated financial statements of FNB at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included in FNB's current report on Form 8-K dated July 6, 1998, and incorporated herein by reference, which is based in part on the reports of Hill, Barth & King, Inc. , independent auditors who audited Southwest Banks, Inc., PricewaterhouseCoopers LLP, independent auditors who audited West Coast Bancorp, Inc., and Hacker, Johnson, Cohen & Grieb PA, independent auditors who audited Seminole Bank.

           The financial statements referred to above are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

           The legality of the securities offered hereby will be passed upon by Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania, counsel to FNB.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The effect of charter, by-law, statutory and other provisions whereby the directors and officers of FNB may be insured or indemnified against liability as officers and directors are set out below:

           Article IX of the Bylaws of the Corporation provides that the Corporation shall indemnify each director and officer of the Corporation and of its controlled subsidiaries made or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of such director's or officer's service to the Corporation or to another organization at the Corporation's request against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director and officer in connection with such action, suit or proceeding. Indemnification shall not be made with respect to actions, suits or proceedings where the act or omission giving rise to the claim for indemnification has been determined to have constituted willful misconduct or recklessness or where prohibited by law. In addition, expenses incurred by each director and officer in defending any such action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if an undertaking (in form and scope satisfactory to the Corporation) shall have been furnished to the Corporation to repay amounts so advanced if and to the extent it shall ultimately be determined that such officer or director is not entitled to indemnification and certain other conditions shall have been satisfied. The Corporation may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations.

           Section 1741 of the Pennsylvania Business Corporation Law provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

           The termination of any action or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

           Section 1742 of the Pennsylvania Business Corporation Law provides that a corporation shall (subject to the provisions described in the succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court of common pleas or other court deems proper.

           Under Section 1744 of the Pennsylvania Business Corporation Law, any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

         (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

         (2) If such quorum is not obtainable or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3)   By the shareholders.

         Notwithstanding the above, Section 1743 provides that to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Under Section 1745 of the Pennsylvania Business Corporation Law, expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

         Section 1746 of the Pennsylvania Business Corporation Law further provides that the indemnification provided by Sections 1741, 1742 and 1743 and the advancement of expenses provided by Section 1745 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to Section 1746 or otherwise. Indemnification pursuant to Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Indemnification pursuant to Section 1746 under any bylaw, agreement, vote of shareholders, or directors or otherwise may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

         The foregoing is only a general summary of certain aspects of Pennsylvania law dealing with the indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are incorporated herein by reference.

ITEM 8.  EXHIBITS.

         5.1 Opinion of Cohen & Grigsby, P.C. regarding legality of the securities *

        23.1     Consent of Ernst & Young LLP

        23.2     Consent of Hill, Barth & King, Inc.

        23.3     Consent of PricewaterhouseCoopers LLP

        23.4     Consent of Hacker, Johnson, Cohen & Grieb PA

        23.5 Consent of Cohen & Grigsby, P.C., (included in opinion filed as Exhibit 5.1.) *

        24.1     Power of Attorney *

        99.1     Seminole Bank, Inc. Management Stock Option Plan

* Previously filed as an exhibit to the Corporation's Registration Statement on Form S-4 to which this is a Post-Effective Amendment No.1.

ITEM 9.    UNDERTAKINGS.

(a)        Rule 415 Offering undertaking:

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference undertaking:

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Filing of Registration Statement on Form S-8 undertaking:

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on July 6, 1998.

                                         F.N.B. CORPORATION


                                         By /s/ Peter Mortensen
                                         -----------------------------
                                         Peter Mortensen, Chairman
                                         and Chief Executive Officer

                                  POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Peter Mortensen, John D. Waters and William J. Rundorff, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Peter Mortensen           Chairman, Chief Executive           July 6, 1998
-------------------------
Peter Mortensen               Officer and Director
                              (Principal Executive Officer)

/s/ Stephen J. Gurgovits      Vice Chairman and Director          July 6, 1998
-------------------------
Stephen J. Gurgovits

/s/ Gary L. Tice              President, Chief Operating          July 6, 1998
--------------------------    Officer and Director
Gary L. Tice


/s/ William J. Rundorff       Executive Vice President            July 6, 1998
--------------------------
William J. Rundorff


/s/ John D. Waters            Vice President and Chief Financial  July 6, 1998
--------------------------    Officer (Principal Financial
John D. Waters                and Accounting Officer)

/s/ W. Richard Blackwood      Director                            July 6, 1998
--------------------------
W. Richard Blackwood


/s/ William B. Campbell       Director                            July 6, 1998
--------------------------
William B. Campbell


/s/ Charles T. Cricks         Director                            July 6, 1998
--------------------------
Charles T. Cricks


/s/ Henry M. Ekker            Director                            July 6, 1998
--------------------------
Henry M. Ekker, Esq.


/s/ Thomas C. Elliot          Director                            July 6, 1998
---------------------------
Thomas C. Elliott


/s/ Thomas W. Hodge           Director                            July 6, 1998
---------------------------
Thomas W. Hodge


/s/ James S. Lindsey          Director                            July 6, 1998
---------------------------
James S. Lindsey


/s/ Paul P. Lynch             Director                            July 6, 1998
---------------------------
Paul P. Lynch


/s/ Edward J. Mace            Director                            July 6, 1998
---------------------------
Edward J. Mace


/s/ James B. Miller           Director                            July 6, 1998
---------------------------
James B. Miller


/s/ Robert S. Moss            Director                            July 6, 1998
---------------------------
Robert S. Moss


/s/ Richard C. Myers          Director                            July 6, 1998
---------------------------
Richard C. Myers

/s/ William A. Quinn          Director                            July 6, 1998
---------------------------
William A. Quinn

/s/ George A. Seeds, Jr.      Director                            July 6, 1998
---------------------------
George A. Seeds, Jr.


/s/ William J. Strimbu        Director                            July 6, 1998
----------------------------
William J. Strimbu


/s/ Archie O. Wallace         Director                            July 6, 1998
----------------------------
Archie O. Wallace


/s/ Joseph M. Walton          Director                            July 6, 1998
---------------------------
Joseph M. Walton


/s/ James T. Weller           Director                            July 6, 1998
---------------------------
James T. Weller


/s/ Eric J. Werner            Director                            July 6, 1998
---------------------------
Eric J. Werner


/s/ R. Benjamin Wiley         Director                            July 6, 1998
---------------------------
R. Benjamin Wiley


/s/ Donna C. Winner           Director                            July 6, 1998
---------------------------
Donna C. Winner

                                    EXHIBIT INDEX



      5.1 Opinion of Cohen & Grigsby, P.C. regarding legality of the securities *

     23.1       Consent of Ernst & Young LLP

     23.2       Consent of Hill, Barth & King, Inc.

     23.3       Consent of PricewaterhouseCoopers LLP

     23.4       Consent of Hacker, Johnson, Cohen & Grieb PA

     23.5 Consent of Cohen & Grigsby, P.C., included in opinion filed as Exhibit 5.1 *

     24.1       Power of Attorney *

     99.1       Seminole Bank, Inc. Management Stock Option Plan



* Previously filed as an exhibit to the Corporation's Registration Statement on Form S-4 to which this is Post-Effective Amendment No.1.

                                                                 EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No.1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-49689) pertaining to the Seminole Bank, Inc. Management Stock Option Plan and to the incorporation by reference therein of our report dated June 11, 1998, with respect to the supplemental consolidated financial statements of F.N.B. Corporation and subsidiaries included in its current report on Form 8-K dated July 6, 1998, and our report dated March 31, 1998, with respect to the consolidated financial statements of F.N.B. Corporation and Subsidiaries included in its current report on Form 8-K dated April 3, 1998, filed with the Securities and Exchange Commission.



                                                      /s/ERNST & YOUNG LLP



Pittsburgh, Pennsylvania
July 6, 1998

                                                                 EXHIBIT 23.2


              CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Post Effective Amendment No.1 on Form S-8 to the Registration Statement on
Form S-4 No. 333-49689 pertaining to the Seminole Bank, Inc. Management
Stock Option Plan to the incorporation by reference therein of our report dated January 22, 1997 relating to the consolidated financial statements of Southwest Banks, Inc., which have been incorporated into the supplemental consolidated financial statements of F.N.B. Corporation and Subsidiaries for the year ended December 31, 1997, by reference in the Current Report on Form 8-K dated July
6, 1998, and with respect to the consolidated financial statements of F.N.B. Corporation and Subsidiaries included in its Current Report on Form 8-K dated April 3, 1998, filed with the Securities and Exchange Commission.

                                              /s/HILL, BARTH & KING, INC.
                                              CERTIFIED PUBLIC ACCOUNTANTS


Naples, Florida
July 6, 1998

                                                                 EXHIBIT 23.3

                           CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 No. 333-49689 pertaining to the Seminole Bank, Inc. Management Stock Option Plan of our report dated January 24, 1997, included as Exhibit 99.3 to F.N.B. Corporation's consolidated financial statements included in its current report on Form 8-K filed April 3, 1998, and the supplemental consolidated financial statements included in its current report on Form 8-K filed July 6, 1998, with respect to our audits of the consolidated financial statements of West Coast Bancorp, Inc. for the years ended December 31, 1996 and 1995.
We also consent to the reference to our firm under the caption "Experts."



/s/PRICEWATERHOUSECOOPERS LLP
Tampa, Florida
July 6, 1998

                                                                 EXHIBIT 23.4


        CONSENT OF HACKER, JOHNSON, COHEN & GRIEB PA, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Post Effective Amendment No.1 on Form S-8 to the Registration Statement on
Form S-4 No. 333-49689 pertaining to the Seminole Bank, Inc. Management
Stock Option Plan to the incorporation by reference therein of our report dated January 9, 1998, relating to the financial statements of Seminole Bank, which have been incorporated into the supplemental consolidated financial statements of F.N.B. Corporation and Subsidiaries for the year ended
December 31, 1997, by reference in the current report on Form 8-K dated
July 6, 1998.





/s/HACKER, JOHNSON, COHEN & GRIEB PA
HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
July 6, 1998

                                                                 EXHIBIT 99.1



                SEMINOLE BANK, INC. MANAGEMENT STOCK OPTION PLAN
                ------------------------------------------------

                                     SECTION I

                                      PURPOSE
                                      -------

      The purpose of this Plan is to offer long-term incentives in addition to current compensation to those executive employees of the Corporation and its subsidiary corporations who are responsible for the successful operation, administration and management of the Corporation and whose continued contributions are important to the continued success of the Corporation.

                                     SECTION II

                                    DEFINITIONS
                                    -----------

      In this Plan, the following words and expressions shall have the meaning hereinafter assigned to them:

      (a) "Board of Directors" means the Board of Directors of the Corporation.

      (b) "Common Stock" means the authorized Common Stock of the Corporation with par value of ten cents per share.

      (c)   "Corporation" means SEMINOLE BANK, INC., a Florida corporation.

      (d) "Disability" shall mean such incapacitation by reasons of accident or sickness that a Participant shall be unable to carry on substantially all of the normal duties of his regular occupation for the Corporation or its subsidiary corporations.

      (e) "Nonqualified Stock Option" means the grant to a Participant pursuant to this Plan of an option to purchase shares of the Common Stock of this Corporation.

      (f)   "Participant" shall have the meaning assigned to that term in
Section IV.

      (g)   "Plan" means this Management Stock Option Plan.

                                    SECTION III

                                BOARD OF DIRECTORS
                                ------------------

        3.1 GRANT AND EXERCISE LIMITATIONS. Subject to the provisions of this Plan, the Board of Directors shall have exclusive power to select the executive employees to be granted Management Stock Options, to determine the number of Management Stock Options to be granted to each such executive employee so selected, to determine the time or times when Management Stock Options will be granted, to determine the time or times, and the conditions, subject to which any Management Stock Options may be exercisable.

        3.2 PLAN ADMINISTRATION. The Board of Directors shall have full authority and power to interpret and administer this Plan. All decisions, determinations and directions made or given by the Board of Directors under this Plan shall be final and conclusive.

                                  SECTION IV

                                 PARTICIPANTS
                                 ------------

        4.1 PARTICIPANT. A "Participant" shall mean an executive employee of the Corporation or any of its subsidiaries who shall be selected by the Board of Directors to participate in this Plan. No member of the Board of Directors who is not an executive employee of the Corporation or its subsidiaries shall be eligible to participate in this Plan. The Board of Directors shall be the sole judge in determining who shall be a Participant. In making its determination, the Board of Directors shall consider the relative contribution of each executive employee to the profits of the Corporation or its subsidiaries, his loyalty, general attitude, ingenuity, initiative, and such other factors as the Board of Directors may deem material.

        4.2 ELIGIBILITY RULES. The Board of Directors from time to time may adopt, amend, or revoke such definitions, rules and procedures as it may deem advisable for its own purpose to guide it in determining which of the executive employees of the Corporation or its subsidiaries it shall deem eligible to be Participants under this Plan.

                                    SECTION V

                           NONQUALIFIED STOCK OPTIONS
                           --------------------------

        5.1 OPTION CERTIFICATE. Any Nonqualified Stock Option granted pursuant to this Plan shall be evidenced by a Nonqualified Stock Option Certificate in such form as the Board of Directors shall from time to time approve. The terms, conditions and limitations upon which such Nonqualified Stock Option shall be granted need not appear on such Nonqualified Stock Option Certificate but the grant of such Nonqualified Stock Option, as evidenced by the Certificate issued therefor, shall be subject to such terms, conditions and limitations as the Board of Directors shall determine and shall be subject to each and every provision of this Plan.

        5.2 OPTION PRICE. The option price per share for which any Nonqualified Stock Option shall be exercisable shall be set out at the discretion of the Board of Directors when the option is granted; however, that the option price shall be no less than the greater of the fair market value or the book value of the option shares at the time the option is awarded.

        5.3 TERM OF OPTION. Every Nonqualified Stock Option granted hereunder shall expire upon the expiration of the period as prescribed by the Board of Directors, such date herein being referred to as the "expiration date".

        5.4 EXERCISE OF OPTION. Unless otherwise specified by the Board of Directors, a Nonqualified Stock Option granted hereunder may be exercised at any time after it has vested and prior to the expiration date. Options granted to a Participant shall vest at the rate of twenty percent (20%) each anniversary of the option being granted, commencing with the fifth anniversary. Alternatively, all options granted to a Participant shall immediately vest in the event that substantially all of the stock or substantially all of the assets of the Corporation are sold either simultaneously or as part of a single transaction. A Participant's options shall vest only while the Participant is an executive employee of the Corporation.

        5.5 DELIVERY OF STOCK UPON EXERCISE. Shares of Common Stock purchased upon the exercise of any Nonqualified Stock Option shall be paid in full at the time of purchase. Nonqualified Stock Options which are exercisable may be exercised from time to time by written notice to the Corporation stating the number of shares with respect to which the option is being exercised and the requested time of delivery thereof, which shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. At such time, and subject to the provisions of paragraph 7.6, the Corporation shall, without transfer or issue tax to the Participant (or other person entitled to exercise such option), deliver to the Participant (or other person entitled to exercise such option) at the principal office of the Corporation, or at such other place as shall be mutually acceptable, a certificate or certificates for such shares upon payment of the option price in full by certified or cashier's check or the equivalent thereof acceptable to the Corporation; provided, however, that the time of such delivery may be postponed by the Corporation for such period as may be required for it with reasonable diligence to comply with any requirements of law. If the Participant (or other person entitled to exercise the option) fails to accept delivery of and pay for all of the shares specified in such notice upon tender of delivery thereof, such person's right to exercise the Nonqualified Stock Option with respect to such undelivered shares may be terminated by the Board of Directors in their sole discretion.

        5.6 CONDITIONS PRECEDENT. As a condition to the issuance of any Common Stock to a Participant hereunder, the Participant shall be required to comply with the requirements of paragraphs 7.6 and 7.8 thereof.

        5.7 NO DIVIDEND OR VOTING RIGHTS. The award of a Nonqualified Stock Option under this Plan shall not entitle the Participant to any dividend or voting rights or any other rights of a shareholder with respect to the shares covered by such Nonqualified Stock Option.

        5.8 NUMBER OF SHARES. The maximum number of shares for which Nonqualified Stock Options may be granted under the Plan shall not at any time exceed in the aggregate twenty-five thousand (25,000) shares of the stock of the Corporation.

        5.9 NO ALIENATION. No employee of the Corporation or its subsidiary corporations, or any other person shall have any claim or right to be granted a Nonqualified Stock Option under this Plan. The Nonqualified Stock Options registered in the name of any Participant shall not be subject to voluntary or involuntary alienation and no Participant shall have any right to assign, alienate, encumber, transfer, or otherwise dispose of or alienate any present or future right or expectancy which such Participant may have at any time with respect to such Nonqualified Stock Options; each Participant's interest therein being hereby made nonassignable and nontransferable, except in the event of the Participant's death as provided in paragraph 6.2.

                                   SECTION VI

                            CONDITION OF EMPLOYMENT
                            -----------------------
        6.1 TERMINATION OF EMPLOYMENT. In the event that a Participant's employment with Corporation or its subsidiary is terminated for any reason other than by reason of death, disability or normal retirement as provided in paragraph 6.2, such Participant shall have ninety (90) days from the date of such termination to exercise any option to purchase Common Stock hereunder to the extent the Participant shall on the date of such termination be then entitled to exercise any such option as determined under paragraph
5.4 above. If the Participant shall not exercise such option within said ninety (90) day period, such option shall be deemed to have been forfeited and canceled. Any option to purchase Common Stock held by the participant on the date of termination of such employment which shall not then be exercisable in accordance with the provisions of paragraph 5.4 above shall be deemed forfeited and canceled. The Participant shall have no right to receive any payment for or convert any part of such forfeited and canceled Nonqualified Stock Option into Common Stock and neither Corporation nor its subsidiary corporations shall be under any legal obligation whatsoever to Participant on account of such forfeited and canceled Nonqualified Stock Option.

        6.2 DEATH OR DISABILITY. Subject to the conditions hereinafter provided, if a Participant's employment with the Corporation or its subsidiary shall terminate by reason of the death or disability (with disability being determined by the Board of Directors pursuant to the Social Security guidelines for disability) of the Participant, any Nonqualified Stock Option theretofore granted to such Participant shall become immediately exercisable in whole or in part by the Participant or his legal guardian or, in the event of the Participant's death, such option shall be exercisable by the decedent's personal representative or other person to whom such Nonqualified Stock
Option shall pass by reason of the death of the Participant, provided such Nonqualified Stock Option shall be exercised on or before one hundred eighty
(180) days after termination of the Participant's employment as a result of retirement, death or disability. Any option to purchase Common Stock not so exercised shall be deemed forfeited and canceled and neither Corporation nor its subsidiary corporations shall be under any legal obligation to Participant, his heirs or personal representative, or any other person on account of any such forfeited and canceled option.

        6.3 TAX MATTERS. The grant of any Nonqualified Stock Option hereunder and the exercise thereof shall be subject to withholding of income, employment and other employee withholding taxes required to be withheld by law.

                                 SECTION VII

                              GENERAL PROVISIONS
                              ------------------

        7.1 TERM OF PLAN. This Plan shall become effective upon its adoption by the Board of Directors and shall remain in effect for a period of ten (10) years after the date of adoption by the Board of Directors, unless sooner terminated by the Board of Directors. The termination of this Plan shall not affect any Nonqualified Stock Options theretofore granted under this Plan which have not been exercised as of the date of termination, and such Nonqualified Stock Options shall remain exercisable in accordance with their terms notwithstanding the termination of this Plan.

        7.2 NO GUARANTEE OF EMPLOYMENT. Neither the action of the Corporation in establishing this Plan nor any action taken pursuant to the provisions hereof, nor any provision of this Plan, shall be construed as giving any Participant the right to be retained in the employ of the Corporation or any of its subsidiary corporations for any period of time.

        7.3 STRICT COMPLIANCE. No person shall have any claim to be granted or receive any Nonqualified Stock Option except in strict conformity with the provisions of this Plan and no member of the Board of Directors, or officer or employee of the Corporation or any of its subsidiaries, or any other person shall have authority to enter into any agreement with any person for the award or grant of a Nonqualified Stock Option or to make any representation or warranty with respect thereto, except in accordance with this Plan.

        7.4 NO LIABILITY. No member of the Board of Directors shall have any liability for any decision or action taken pursuant to this Plan if made in good faith and the Corporation shall save, protect, indemnify and hold harmless each member of the Board of Directors acting in good faith pursuant to this Plan against any loss or expense arising therefrom to include reasonable attorneys' fees for all proceedings, trials and appeals.

        7.5 ADMINISTRATIVE EXPENSE. The expense of administering this Plan shall be paid by the Corporation.

        7.6 SECURITIES LAW MATTERS. The Common Stock which is the subject of this Plan has not been registered under either the Securities Act of 1933 or the Florida Securities Act and the Corporation shall not be obligated to register such Common Stock under such securities laws. All Common Stock issued hereunder shall be endorsed to reflect that such Common Stock has not been registered under such securities laws. No Common Stock acquired hereunder may be sold or transferred without registration under such securities laws, or unless sold or transferred in a transaction which is exempt from such registration. As a condition precedent to the issuance of any Common Stock to a Participant hereunder, the Participant shall be required to issue an investment letter in form satisfactory to legal counsel for the Corporation, representing among other things that the Participant is acquiring such shares for investment purposes only and not with a view toward resale or distribution. Notwithstanding anything contained in this Plan to the contrary, the Corporation shall not be obligated to issue any Common
Stock to a Participant hereunder unless, at the time of such issuance, such Common Stock has been registered under the aforesaid securities laws or may be issued under applicable exemptions from such registration. Nothing herein contained shall require the Corporation to register such Common Stock under such securities laws.

        7.7 MODIFICATION OF NUMBER OF SHARES. Subject to the limitations contained in paragraph 5.8 of this Plan, in the event of a stock dividend, or a stock split-up, or in the event of a "corporate transaction" as defined in Treasury Regulation Section 1.425-1(b)(ii), any unexercised Nonqualified Stock Option and the unexercised portion of any partially exercised Nonqualified Stock Option, granted prior to the date of such stock dividend, stock split-up, or corporate transaction, as the case may be, shall be deemed, without any further corporate action, to be automatically modified as required to equitably take into account any such stock dividend, stock split-up, or corporate transaction, to the extent permitted under Treasury
Regulation Section 1.425-1  et al.   The Board of Directors shall have the
right to interpret this provision, and shall have the right to determine the number of shares for which any such Nonqualified Stock Option shall be exercisable, and shall have the right to adjust the option price per share as required to so equitably take into account such action to the extent permitted by said Treasury Regulations. Any such determination or adjustment made by the Board of Directors shall be binding and conclusive.

     7.8 STOCK RESTRICTION AGREEMENT. As a condition precedent to the issuance of any stock to a Participant pursuant to this Plan, the Corporation may require the Participant to execute and deliver to the Corporation an agreement restricting the transfer of such stock and granting the Corporation the option to repurchase such stock at an agreed or formula price in the event of either a proposed transfer of stock to a third party or the death, disability or termination of employment of the Shareholder. Any such agreement shall be in such form as may be determined in the sole discretion of the Corporation and its shareholders.

      The foregoing Management Stock Option Plan was adopted by resolution of the Board of Directors on February 14, 1996 and by resolution of Shareholders on February 2, 1996.